Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of United Financial Bancorp, Inc. of our report dated March 12, 2009, relating to the consolidated financial statements of CNB Financial Corp. and subsidiaries, as of and for the years ended December 31, 2008 and 2007. We also consent to the reference to us under the heading “Experts” in the prospectus, included in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
August 11, 2009